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                                                                    Exhibit 6(a)

                                  CERTIFICATION

I, the undersigned Assistant Secretary of CUNA Mutual Insurance Society, DO HEREBY CERTIFY that, at a meeting of the Board of Directors* held December 14, 1993, a quorum being present, the following resolutions were adopted and have not been modified (except with regard to the name of the company*) nor rescinded and are now in full force and effect:

     RESOLVED, That:

     1. The Board of Directors of Century Life of America ('Company'), hereby establishes a separate account, pursuant to Iowa Code Section 508A.1
          (1985), designated 'Century Variable Annuity Account' (the 'Annuity Account'), for the following use and purposes, and subject to the conditions set forth in this Resolution.

     2. The Annuity Account is established for the purpose of providing for the issuance by the Company of certain variable annuity contracts (the 'Contracts'), and shall constitute a funding medium to support reserves under the Contracts.

     3. The portion of the assets of the Annuity Account equal to the reserves and other Contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

     4. The income, gains and losses, realized or unrealized, from assets allocated to the Annuity Account shall, in accordance with the Contracts, be credited to or charged against such Account without regard to other income, gains or losses of the Company.

     5. The Annuity Account shall be divided into investment subaccounts; each investment subaccount in the Annuity Account shall invest in the shares of a mutual fund portfolio designated on the schedule page of the Contract, and net premiums under the Contracts shall be allocated to the eligible portfolios in accordance with instructions received from owners of the Contracts.

     6. The Board of Directors expressly reserves the right to add or remove any investment subaccount of the Annuity Account or substitute a designated series or mutual fund for another as it may deem necessary or appropriate.

     7. The President, the Chief Financial Officer, or a designee of either, be, and they hereby are, authorized to invest such amount or amounts of the Company's cash in the Annuity Account or in any investment subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of the Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940 (the '1940 Act').

     8. The President, the Chief Financial Officer, or a designee of either, be, and they hereby are, authorized to transfer cash from time to time between the Company's general account and the Annuity Account as deemed necessary or appropriate and consistent with the terms of the Contracts. Persons who have been authorized previously to transfer cash on behalf of Century Life of America are hereby expressly authorized to transfer cash for purposes of this paragraph.

     9. The Board of Directors of the Company reserves the right to change the designation of the Annuity Account to such other designation as it may deem necessary or appropriate.

     10. The President, or his designee (with such assistance from the Company's independent certified public accounts, legal counsel and independent consultants or others as he may require), be, and he hereby is, authorized and directed to take all action necessary to:
          (a) register the Annuity Account as a unit investment trust under the 1940 Act; (b)


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          register the Contracts in such amounts, which may be an indefinite amount, as he may from time to time deem appropriate under the Securities Act of 1933 (the '1933 Act'); and (c) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Annuity Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal and state laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the 1940 Act or other applicable laws as shall be deemed necessary or appropriate.

     11. The President, or his designee, be, and he hereby is, authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission (the 'SEC') on behalf of the Annuity Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement registering the Account as an investment company under the 1940 Act and the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Annuity Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company.

     12. The Company's General Counsel is duly appointed as agent for service under any registration statement, and is duly authorized to receive communications and notices from the SEC with respect thereto.

     13. The President, or his designee, be, and he hereby is, authorized on behalf of the Annuity Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which he or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as he or legal counsel deem it to be in the best interests of the Annuity Account and the Company.

     14. The President, or his designee, be, and he hereby is, authorized in the names and on behalf of the Annuity Account and the Company to execute and file irrevocable written consents on the part of the Annuity Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Annuity Account and of the Company for the purpose of receiving and accepting process.

     15. The President, or his designee, be, and he hereby is, authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Annuity Account.

     16. The President, or his designee, be, and he hereby is, authorized to execute an agreement or agreements as deemed necessary and appropriate
          (i) with CUNA Brokerage Services, Inc. ('CBS') or other qualified entity under which CBS or such other entity will be appointed principal underwriter and distributor for the Contracts, (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Annuity Account and the design, issuance, and administration of the Contracts, and (iii) with the designated mutual funds and/or the principal underwriter and distributor of those funds for the purchase and redemption of fund shares.


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     17.  The President, or his designee, be, and he hereby is, authorized to execute and deliver these agreements and other documents and do such acts and things as may be necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and be it further

     RESOLVED, That the foregoing resolution will remain in full force and effect until otherwise revoked by the Board of Directors of this corporation."

WITNESS, my hand and the seal of the corporations this 16th day of November, 2007.


                                        /s/ Tracy K. Lien
                                        ----------------------------------------
                                        Tracy K. Lien, Assistant Secretary
                                        CUNA MUTUAL INSURANCE SOCIETY

[Seal]

* The attached certifications bear witness to Century Life of America's name changes subsequent to the adoption of the resolution cited above, as follows:

          1. Certification to name change from Century Life of America to CUNA Mutual Life Insurance Company (Approval dated September 5, 1996), effective January 1, 1997.

          2. Certification to merger of CUNA Mutual Life Insurance Company with and into CUNA Mutual Insurance Society (Approval dated September 6, 2007), effective December 31, 2007.

--------------------------------------------------------------------------------

STATE OF WISCONSIN         )
                           )
COUNTY OF DANE             )

Personally came before me this 16th day of November, 2007, the above named Tracy
K. Lien, the Assistant Secretary of CUNA Mutual Insurance Society, to me known to be the person who executed the foregoing instrument and acknowledged the same.


                                        Signature: /s/ Diane M. Fisher
                                                   -----------------------------
                                        Print Name: Diane M. Fisher
                                        Notary Public, State of Wisconsin
                                        My commission expires: 3/15/09


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